UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2016
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Definitive Material Agreement.

As previously disclosed, on April 24, 2014, Alimera Sciences Limited (“Limited”), a subsidiary of Alimera Sciences, Inc. (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) with the several banks and other financial institutions or entities from time to time parties thereto (collectively, referred to as the “Lender”) and Hercules Capital, Inc. (formerly known as Hercules Technology Growth Capital, Inc.), a Maryland corporation, in its capacity as administrative agent for itself and the Lender (the “Agent”), pursuant to which the Company obtained an aggregate principal amount of $35 million. Also, as previously disclosed, on November 2, 2015 and March 14, 2016, Limited entered into a First Amendment and Second Amendment, respectively, to the Loan Agreement (the “Prior Loan Amendments”) with the Lender and Agent, which amended certain terms of the Loan Agreement. On May 26, 2016, Limited entered into a Third Amendment to the Loan Agreement (the “Third Loan Amendment”) with the Lender and the Agent, which further amended certain terms of the Loan Agreement, as amended by the Prior Amendments. The Third Loan Amendment amends the definition of “Liquidity” under the Loan Agreement.

A copy of the Loan Amendment is filed as Exhibit 10.43 to this current report on Form 8-K. The foregoing description of the terms of the Third Loan Amendment is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
10.43
Third Amendment to Loan and Security Agreement dated May 26, 2016 by and among Alimera Sciences Limited, Hercules Capital Funding Trust and Hercules Capital, Inc. f/k/a Hercules Technology Growth Capital, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: May 27, 2016	By:	/s/ RICHARD S. EISWIRTH, JR.
	Name:	Richard S. Eiswirth, Jr.
	Title:	Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.43
Third Amendment to Loan and Security Agreement dated May 26, 2016 by and among Alimera Sciences Limited, Hercules Capital Funding Trust and Hercules Capital, Inc. f/k/a Hercules Technology Growth Capital, Inc.